Exhibit 99.1

BARINGS BDC, INC. REPORTS FIRST QUARTER 2020 RESULTS AND
ANNOUNCES QUARTERLY CASH DIVIDEND OF $0.16 PER SHARE
CHARLOTTE, N.C., April 30, 2020 - Barings BDC, Inc. (NYSE: BBDC) ("Barings BDC" or the "Company") today reported its financial and operating results for the first quarter of 2020 and announced that the Company's Board of Directors declared a quarterly cash dividend of $0.16 per share.
Highlights

Income Statement	Three Months Ended March 31, 2020		Three Months Ended December 31, 2019
(dollars in millions, except per share data)	Total Amount	Per Share(1)	Total Amount	Per Share(2)
Net investment income	$7.3	$0.15	$7.2	$0.15
Net realized losses	$(0.3)	$(0.01)	$(2.7)	$(0.06)
Net unrealized appreciation (depreciation)	$(119.4)	$(2.44)	$6.6	$0.13
Net increase (decrease) in net assets resulting from operations	$(112.5)	$(2.30)	$10.6	$0.22
Dividends paid		$0.16		$0.15
(1) Based on weighted average shares outstanding during the period of 48,887,393.
(2) Based on weighted average shares outstanding during the period of 49,146,873.

Investment Portfolio and Balance Sheet
(dollars in millions, except per share data)	As of March 31, 2020		As of December 31, 2019
Investment portfolio at fair value	$1,071.8		$1,173.6
Weighted average yield on debt investments, excluding short-term investments (at principal amount)(1)	5.8%		6.2%
Weighted average spread on debt investments excluding short-term investments (at principal amount)	4.6%		4.5%

Total assets	$1,096.9		$1,252.6
Debt outstanding (principal)	$631.1		$670.7
Total net assets (equity)	$445.7		$570.9
Net asset value per share	$9.23		$11.66
Debt-to-equity ratio	1.42	x	1.17	x
Net debt-to-equity ratio (adjusted for cash, short-term investments and unsettled transactions)	1.20	x	0.90	x
(1) The change in weighted average yield from December 31, 2019 to March 31, 2020 is related primarily to a decrease in LIBOR.
First Quarter 2020 Results
Commenting on the quarter, Eric Lloyd, Chief Executive Officer, stated, “In light of the unprecedented uncertainty caused by the COVID-19 pandemic, we believe that Barings BDC remains well capitalized and strongly positioned to take advantage of market dislocation in 2020. Barings’ wide investment frame of reference across public and private markets, strong liquidity profile, and our best in class commitment to shareholder alignment provide a strong foundation to drive shareholder value as the market opportunity evolves.”

During the three months ended March 31, 2020, the Company reported total investment income of $18.7 million, net investment income of $7.3 million, or $0.15 per share, and a net decrease in net assets resulting from operations of $112.5 million, or $2.30 per share.
Net asset value ("NAV") per share as of March 31, 2020 was $9.23, as compared to $11.66 as of December 31, 2019. The change in NAV per share from December 31, 2019 to March 31, 2020 was primarily attributable to net unrealized depreciation on the Company's investment portfolio and foreign currency transactions of approximately $2.44 per share, a net realized loss of $0.01 per share and the Company's first quarter dividend exceeding net investment income by $0.01 per share, partially offset by the impact of accretive share repurchases of $0.03 per share.
Recent Portfolio Activity
During the three months ended March 31, 2020, the Company purchased $27.9 million in syndicated senior secured loans, purchased $11.5 million in structured product investments, made new investments in ten middle-market portfolio companies totaling $78.1 million, consisting of ten senior secured private debt investments, one subordinated debt investment and one minority equity investment, and made additional debt investments in ten existing portfolio companies totaling $14.7 million. The Company had eight syndicated senior secured loans repaid at par totaling total $32.7 million, had one middle-market portfolio company loan repaid at par totaling $8.4 million, received $1.5 million of syndicated senior secured loan principal payments and received $1.5 million of middle-market portfolio company principal payments. In addition, the Company sold $39.6 million of syndicated senior secured loans, recognizing a net realized loss on these transactions of $0.2 million, and sold $30.8 million of middle-market portfolio company debt investments to its joint venture. Lastly, the Company received $0.2 million in escrow distributions from two legacy portfolio companies, which were recognized as realized gains.
In addition, during the three months ended March 31, 2020, the Company reported total net unrealized depreciation of $119.4 million, consisting of net unrealized depreciation on the Company’s current portfolio of $121.6 million, net unrealized appreciation related to foreign currency transactions of $1.8 million, and net unrealized appreciation reclassification adjustments of $0.4 million related predominantly to the net realized losses on the sales / repayments of certain syndicated secured loans. The net unrealized depreciation on the Company’s current portfolio of $121.6 million was driven by broad market moves for liquid syndicated secured loans and structured products totaling $82.6 million, broad market moves for middle-market debt investments of $25.5 million, the credit or fundamental performance of middle-market debt investments totaling $8.2 million, the impact of foreign currency exchange rates on middle-market debt investments of $1.3 million, and net unrealized depreciation on the Company’s total equity and joint venture investments of $4.0 million. The impact of the credit or fundamental performance of middle-market debt investments was the result of a pricing adjustment based on an assessment of the credit profile of each portfolio company and was primarily driven by the impact of COVID-19 on the U.S. and world economies in March 2020, and was not the result of changes to expectations regarding the collectability of principal amounts outstanding. As of March 31, 2020, the Company had no non-accrual investments and all interest and principal payments due during the first quarter of 2020 were received.

Net Unrealized Depreciation Detail (three months ended March 31, 2020)
(dollars in millions, except per share data)	Total Amount	Per Share(1)
Syndicated senior secured loans and structured products	$(82.6)	$(1.69)
Middle-market loans - broad market impact	(25.5)	(0.52)
Middle-market loans - credit or fundamental performance impact	(8.2)	(0.17)
Middle-market loans - foreign currency impact	(1.3)	(0.03)
Equity investments and joint venture	(4.0)	(0.08)
Foreign currency transactions	1.8	0.04
Reclassification adjustments related to sales	0.4	0.01
Total net unrealized depreciation	$(119.4)	$(2.44)
(1) Based on weighted average shares outstanding during the period of 48,887,393.

Liquidity and Capitalization
As of March 31, 2020, the Company had cash of $7.5 million, short-term money market fund investments of $100.5 million, $48.2 million of borrowings outstanding under the Barings BDC Senior Funding I, LLC credit agreement ("BSF Credit Agreement"), $291.6 million of borrowings outstanding under its $800.0 million senior secured revolving credit agreement and $291.2 million outstanding under its term debt securitization.
Commenting on the company’s liquidity and capitalization, Jonathan Bock, Chief Financial Officer, stated, “Despite the extreme market volatility in March, the Company remains well-positioned to meet current funding commitments, future portfolio liquidity needs, and, importantly, make new investments at strong risk-adjusted returns as the market opportunity evolves. Our net debt-to-equity ratio of 1.20x after adjusting for cash, short-term investments and unsettled transactions provides cushion to withstand additional pressure on asset values, while the current available borrowing capacity under our senior secured revolving credit agreement provides additional liquidity to borrow up to our regulatory leverage limit.”
Bock continued, “Additionally, our ownership of $385 million in liquid broadly syndicated loans provides additional defensiveness to the Company’s liquidity position. For example, to the extent Barings BDC were to sell 25% of its liquid broadly syndicated loan portfolio, we would generate an additional $96 million of liquidity that could be used for defensive purposes to reduce debt or offensive purposes to support new investments with improved return profiles. While the sales would likely generate realized losses given today’s market prices, our focus on maintaining current net asset value would not be impacted and long-term net asset value could be enhanced with incremental returns on the new investments.”
The following table shows the impact of unfunded contractual commitments on the Company's debt-to-equity ratio and net debt-to-equity ratio before and after sales of a portion of the liquid syndicated senior secured loan portfolio:

(dollars in millions)	Debt / Net Debt Outstanding	Total Net Assets	Debt- / Net Debt-to-Equity Ratio
Debt-to-equity ratio, March 31, 2020	$631.1	$445.7	1.42	x
Adjust for cash, short-term investments and unsettled transactions	(98.2)
Net debt-to-equity ratio, March 31, 2020(1)	532.9	445.7	1.20	x
Fund all unused commitments to extend debt financing	73.5
Pro forma net debt-to-equity ratio	606.4	445.7	1.36	x
Fund remaining joint venture commitment	40.0
Pro forma net debt-to-equity ratio	646.4	445.7	1.45	x
Assumed sale of 25% of liquid syndicated senior secured loan portfolio	(96.2)
Pro forma net debt-to-equity ratio	$550.2	$445.7	1.23	x
(1) See Unaudited Reconciliation of Debt to Net Debt and Calculation of Net Debt-to-Equity Ratio in the last table included in this press release.
During the first quarter, the Company elected to reduce total commitments under the BSF Credit Agreement from $150.0 million to $80.0 million. On April 23, 2020, the Company further reduced total commitments under the BSF Credit Facility from $80.0 million to $30.0 million.
Share Repurchase Program
On February 27, 2020, the Board approved an open-market share repurchase program for fiscal year 2020 (the “2020 Share Repurchase Program”). Under the 2020 Share Repurchase Program, the Company is authorized during fiscal year 2020 to repurchase up to a maximum of 5.0% of the amount of shares outstanding as of February 27, 2020 if shares trade below NAV per share, subject to liquidity and regulatory constraints.
As of April 30, 2020, the Company had repurchased a total of 989,050 shares of its common stock in the open market under the 2020 Share Repurchase Program (approximately 2.0% of shares outstanding as of February 27, 2020), at an average price of $7.21 per share, including commissions paid.

Dividend Information
The Board has declared a quarterly cash dividend of $0.16 per share.
The Company’s second quarter dividend will be payable as follows:
Second Quarter 2020 Dividend:
Amount per share:         $0.16
Record date:             June 10, 2020
Payment date:         June 17, 2020
Dividend Reinvestment Plan
Barings BDC has adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends and distributions on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend or distribution, stockholders who have not opted out of the DRIP will have their cash dividends or distributions automatically reinvested in additional shares of the Company’s common stock, rather than receiving cash.
When the Company declares and pays dividends and distributions, it determines the allocation of the distribution between current income, accumulated income and return of capital on the basis of accounting principles generally accepted in the United States (“GAAP”). At each year end, the Company is required for tax purposes to determine the allocation based on tax accounting principles. Due to differences between GAAP and tax accounting principles, the portion of each dividend distribution that is ordinary income, capital gain or return of capital may differ for GAAP and tax purposes. The tax status of the Company’s distributions can be found on the Investor Relations page of its website.
Subsequent Events
Subsequent to March 31, 2020, the Company made new investments in one middle-market portfolio company totaling $10.0 million, consisting of senior secured debt at a yield of 9.3% and a minority equity investment. In addition, the Company funded $1.6 million of previously committed delayed draw term loans. As of April 28, 2020, Barings North American Private Finance group had a probability weighted pipeline of approximately $110 million, in which Barings BDC may have the ability to participate. Not all deals may be suitable for Barings BDC and the Company's allocations will be determined in accordance with Barings Global Private Finance allocation policy.
In addition, subsequent to March 31, 2020, the spread of the Coronavirus and the COVID-19 pandemic, and the related effect on the U.S. and global economies, has continued to have adverse consequences for the business operations of some of the Company's portfolio companies and has adversely affected, and threatens to continue to adversely affect, the Company's operations and the operations of Barings, including with respect to the Company. Given the dynamic nature of this situation, the Company cannot reasonably estimate the impacts of COVID-19 on its financial condition, results of operations or cash flows in the future. However, to the extent the Company's portfolio companies are impacted by COVID-19, it may have a material adverse impact on the Company's future net investment income, the fair value of its portfolio investments, and the results of operations and financial condition of its portfolio companies. Please refer to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed with the SEC on April 30, 2020, for more information.
Conference Call to Discuss First Quarter 2019 Results
Barings BDC has scheduled a conference call to discuss first quarter 2020 financial and operating results for Friday, May 1, 2020, at 9:00 a.m. ET.
To listen to the call, please dial 877-407-8831 or 201-493-6736 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until May 14, 2020. To access the replay, please dial 877-660-6853 or 201-612-7415 and enter conference ID 13701161.
Barings BDC's quarterly results conference call will also be available via a live webcast on the investor relations section of its website at https://ir.barings.com/ir-calendar. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company's website until May 14, 2020.

Forward-Looking Statements
Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or Barings BDC’s future performance or financial condition. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s current estimates, projections, expectations or beliefs, and which are subject to risks and uncertainties that may cause actual results to differ materially. Forward-looking statements include, but are not limited to, the ability of Barings LLC to manage Barings BDC and identify investment opportunities, are subject to change at any time based upon economic, market or other conditions, including with respect to the impact of the COVID-19 pandemic and its effects on Barings BDC's and its portfolio companies' results of operations and financial condition, and may not be relied upon as investment advice or an indication of Barings BDC's trading intent. More information on these risks and other potential factors that could affect the Company’s financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or on the webcast/conference call, is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed quarterly report on Form 10-Q and annual report on Form 10-K, as well as in subsequent filings. In addition, there is no assurance that Barings BDC or any of its affiliates will purchase additional shares of Barings BDC at any specific discount levels or in any specific amounts. There is no assurance that the market price of Barings BDC’s shares, either absolutely or relative to net asset value, will increase as a result of any share repurchases, or that any repurchase plan will enhance stockholder value over the long term. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.
Non-GAAP Financial Measures
To provide additional information about the Company's results, the Company’s management has discussed in this press release the Company’s net debt (calculated as total debt less cash, short-term investments and unsettled transactions) and its net debt-to-equity ratio (calculated as net debt divided by total net assets), which are not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures are included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measures to monitor and evaluate its leverage and financial condition and believes the presentation of these measures enhances an investors’ ability to analyze trends in the Company’s business and to evaluate the Company’s leverage and ability to take on additional debt. However, these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for analysis of the Company's financial results as reported under GAAP.
These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's results of operations in conjunction with their corresponding GAAP measures. Pursuant to the requirements of Item 10(e) of Regulation S-K, as promulgated under the Securities and Exchange Act of 1934, the Company has provided a reconciliation of these non-GAAP measures in the last table included in this press release.
About Barings BDC
Barings BDC, Inc. (NYSE: BBDC) is a publicly traded, externally managed investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Barings BDC seeks to invest primarily in senior secured loans to private U.S. middle market companies that operate across a wide range of industries. Barings BDC's investment activities are managed by its investment adviser, Barings LLC, a leading global asset manager based in Charlotte, NC with over $327 billion* of AUM firm-wide. For more information, visit www.baringsbdc.com.
About Barings LLC
Barings is a $327+ billion* global financial services firm dedicated to meeting the evolving investment and capital needs of our clients and customers. Through active asset management and direct origination, we provide innovative solutions and access to differentiated opportunities across public and private capital markets. A subsidiary of MassMutual, Barings maintains a strong global presence with business and investment professionals located across North America, Europe and Asia Pacific. Learn more at www.barings.com.
*As of March 31, 2020
Media Contact:
Cheryl Krauss, Media Relations, Barings, 980-417-5858, cheryl.krauss@barings.com

Investor Relations:
BDCinvestorrelations@barings.com, 888-401-1088

Barings BDC, Inc.
Consolidated Balance Sheets

	March 31, 2020	December 31, 2019
	(Unaudited)
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $1,101,299,662 and $1,085,866,720 as of March 31, 2020 and December 31, 2019, respectively)	$964,896,944	$1,066,845,054
Affiliate investments (cost of $10,158,270 and $10,158,270 as of March 31, 2020 and December 31, 2019, respectively)	6,396,590	10,229,813
Short-term investments (cost of $100,459,806 and $96,568,940 as of March 31, 2020 and December 31, 2019, respectively)	100,459,806	96,568,940
Total investments at fair value	1,071,753,340	1,173,643,807
Cash	7,458,729	21,991,565
Interest and fees receivable	6,575,093	5,265,980
Prepaid expenses and other assets	1,984,055	1,112,559
Deferred financing fees	5,032,860	5,366,119
Receivable from unsettled transactions	4,138,890	45,254,808
Total assets	$1,096,942,967	$1,252,634,838
Liabilities:
Accounts payable and accrued liabilities	$5,620,633	$5,191,552
Interest payable	2,019,724	2,491,534
Payable from unsettled transactions	13,862,282	4,924,150
Borrowings under credit facilities	339,825,929	352,488,419
Debt securitization	289,869,491	316,664,474
Total liabilities	651,198,059	681,760,129
Commitments and contingencies
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 48,288,822 and 48,950,803 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively)	48,289	48,951
Additional paid-in capital	848,982,942	853,766,370
Total distributable earnings (loss)	(403,286,323)	(282,940,612)
Total net assets	445,744,908	570,874,709
Total liabilities and net assets	$1,096,942,967	$1,252,634,838
Net asset value per share	$9.23	$11.66

Barings BDC, Inc.
Unaudited Consolidated Statements of Operations

	Three Months Ended	Three Months Ended
	March 31, 2020	March 31, 2019
Investment income:
Interest income:
Non-Control / Non-Affiliate investments	$17,396,411	$17,861,319
Short-term investments	277,991	172,695
Total interest income	17,674,402	18,034,014
Fee and other income:
Non-Control / Non-Affiliate investments	960,993	301,057
Total fee and other income	960,993	301,057
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	43,572	—
Total payment-in-kind interest income	43,572	—
Interest income from cash	631	4,687
Total investment income	18,679,598	18,339,758
Operating expenses:
Interest and other financing fees	6,004,133	5,844,172
Base management fee	3,912,373	2,450,995
Compensation expenses	48,410	118,444
General and administrative expenses	1,400,614	1,968,860
Total operating expenses	11,365,530	10,382,471
Net investment income	7,314,068	7,957,287
Realized and unrealized gains (losses) on investments and foreign currency transactions:
Net realized losses:
Non-Control / Non-Affiliate investments	(157,978)	(129,775)
Net realized losses on investments	(157,978)	(129,775)
Foreign currency transactions	(144,394)	—
Net realized losses	(302,372)	(129,775)
Net unrealized appreciation (depreciation):
Non-Control / Non-Affiliate investments	(117,361,056)	25,397,188
Affiliate investments	(3,833,223)	—
Net unrealized appreciation (depreciation) on investments	(121,194,279)	25,397,188
Foreign currency transactions	1,798,226	—
Net unrealized appreciation (depreciation)	(119,396,053)	25,397,188
Net realized losses and unrealized appreciation (depreciation) on investments and foreign currency transactions	(119,698,425)	25,267,413
Loss on extinguishment of debt	(137,390)	(44,395)
Provision for taxes	—	(17,992)
Net increase (decrease) in net assets resulting from operations	$(112,521,747)	$33,162,313
Net investment income per share—basic and diluted	$0.15	$0.16
Net increase (decrease) in net assets resulting from operations per share—basic and diluted	$(2.30)	$0.65
Dividends/distributions per share:
Total dividends/distributions per share	$0.16	$0.12
Weighted average shares outstanding—basic and diluted	48,887,393	51,157,646

BARINGS BDC, INC.
Unaudited Consolidated Statements of Cash Flows

	Three Months Ended	Three Months Ended
	March 31, 2020	March 31, 2019
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$(112,521,747)	$33,162,313
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchases of portfolio investments	(123,200,667)	(93,255,027)
Repayments received / sales of portfolio investments	155,852,583	58,368,472
Purchases of short-term investments	(221,916,363)	(174,926,000)
Sales of short-term investments	218,025,496	157,735,568
Loan origination and other fees received	2,704,423	987,006
Net realized loss on investments	157,978	129,775
Net realized gain on foreign currency transactions	144,394	—
Net unrealized (appreciation) depreciation of investments	121,194,279	(25,397,188)
Net unrealized appreciation of foreign currency transactions	(1,798,226)	—
Payment-in-kind interest accrued, net of payments received	(43,572)	—
Amortization of deferred financing fees	375,257	180,746
Loss on extinguishment of debt	137,390	44,395
Accretion of loan origination and other fees	(658,005)	(224,397)
Amortization / accretion of purchased loan premium/discount	(188,402)	(58,115)
Changes in operating assets and liabilities:
Interest and fees receivables	(1,483,011)	760,970
Prepaid expenses and other assets	(798,647)	1,238,741
Accounts payable and accrued liabilities	452,640	712,245
Interest payable	(471,825)	(415,364)
Net cash provided by (used in) operating activities	35,963,975	(40,955,860)
Cash flows from financing activities:
Borrowings under credit facilities	58,085,614	85,000,000
Repayments of credit facilities	(69,000,000)	(35,000,000)
Repayment of debt securitization	(26,974,371)	—
Financing fees paid	—	(6,446,227)
Purchases of shares in repurchase plan	(4,784,090)	(5,861,497)
Cash dividends / distributions paid	(7,823,964)	(6,106,789)
Net cash provided by (used in) financing activities	(50,496,811)	31,585,487
Net decrease in cash	(14,532,836)	(9,370,373)
Cash, beginning of period	21,991,565	12,426,982
Cash, end of period	$7,458,729	$3,056,609
Supplemental disclosure of cash flow information:
Cash paid for interest	$5,407,506	$5,589,938

BARINGS BDC, INC.
Unaudited Reconciliation of Debt to Net Debt and Calculation of Net Debt-to-Equity Ratio

	March 31, 2020		December 31. 2019
Total debt (principal)	$631,061,734		$670,698,595
minus: Cash	(7,458,729)		(21,991,565)
minus: Short-term investments	(100,459,806)		(96,568,940)
plus: Payable from unsettled transactions	13,862,282		4,924,150
minus: Receivable from unsettled transactions	(4,138,890)		(45,254,808)
Total net debt(1)	$532,866,591		$511,807,432

Total net assets	$445,744,908		$570,874,709

Total net debt-to-equity ratio(1)	1.20	x	0.90	x
(1) See the "Non-GAAP Financial Measures" section of this press release.